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EXHIBIT 99.1

                     A STRATEGIC STEP TOWARD EARNINGS GROWTH
             GEON AND OXYCHEM AGREE TO RESIN BUSINESS JOINT VENTURE;
              GEON CHARTS FUTURE AS LEADER IN PERFORMANCE POLYMERS

CLEVELAND, Ohio - June 25, 1998 - The Geon Company (NYSE: GON) announced today a series of strategic steps to create a stronger company with a new focus as an international performance polymer and services company, and with greater earnings growth potential.

As a first step in that direction, Geon has signed a non-binding letter of intent to enter into transactions with Occidental Chemical Corporation (OxyChem), a subsidiary of Occidental Petroleum Corporation (NYSE: OXY), which, if completed, will create a joint venture of their polyvinyl chloride (PVC) suspension resin businesses and related supporting operations. In addition, under the proposed transaction, Geon will acquire OxyChem's vinyl compound and film businesses at Burlington, N.J., and the companies will form a second joint venture devoted to powder compounding.

Completion of the proposed transaction is subject to certain conditions, including the negotiation and execution of definitive documentation, approval of the respective Boards of Directors and shareholders of Geon, and other necessary approvals. It is anticipated that completion will occur late this year.

"These actions represent major progress in the strategy we have been pursuing since Geon became a public company," said William F. Patient, chairman and chief executive officer. "We are building on our strategic advantage as a compounder of value-added polymers, a business with more consistent earnings growth. In addition, we will be creating a focused, low-cost producer of PVC suspension resin with the competitive strength and technology to be a global leader."

STAKING OUT A COMPETITIVE POSITION IN RESINS

The proposed joint venture is expected to be a low-cost manufacturer with substantial raw material resources, the financial strength to grow to meet customer needs and the ability to develop benchmark product and process technologies.

Under the terms of the letter of intent, the proposed transaction is expected to include the following:

- OxyChem will own 76 percent and Geon 24 percent of the joint venture, which will have manufacturing capacity totaling 4.2 billion pounds of PVC and 4.8 billion pounds of vinyl chloride monomer (VCM), and chlor-alkali capacity of 920,000 electrochemical units (ECUs).


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-    OxyChem will contribute its Pasadena, Texas, PVC resin plant; its Deer
     Park, Texas, VCM plant; its 50 percent interest in the OxyMar VCM joint venture; two chlor-alkali plants and two co-generation facilities in the Houston area; and ethylene supply contracts.

- Geon's contribution will consist of its five PVC resin plants in Deer Park, Texas; Louisville, Kentucky; Niagara Falls, Ontario, Canada; Pedricktown, New Jersey; and Scotford, Alberta, Canada; its LaPorte, Texas, VCM plant; contracts for supply of chlorine, hydrogen chloride and ethylene; and Geon's licensing and catalyst business.

- The partners will retain their respective specialty dispersion resin businesses with plants in Henry, Illinois, and Pedricktown (Geon), and Pottstown, Pennsylvania (OxyChem).

- Geon will enter into a long-term resin purchase agreement with the joint venture and along with OxyChem, a long-term VCM supply agreement for dispersion resin.

- OxyChem will market the caustic soda and any excess chlorine from the joint venture.

- The joint venture will assume $185 million lease obligations associated with expansion and improvements to Geon's LaPorte plant. Geon will receive $110 million in cash and/or other assets.

-    Synergies are anticipated to reduce costs by $80 million.

"With its strong integration and the substantial synergies we expect to achieve, the proposed resin joint venture will be economically competitive with the best in the world," Patient said. "It creates a win-win situation for Geon because the repositioning of our resin business opens an opportunity for us to reshape our value-added businesses. With this long-term alliance, we also retain an attractive supply of resin for our compound units."

The proposed joint venture will distribute cash to the partners on an ongoing basis with earnings split in proportion to ownership. It will be headed by a chief executive officer and governed by a six-person board comprising three representatives from each venture partner. The CEO will be a non-voting board member. Unanimous consent will be required on major issues.

BUILDING A PERFORMANCE POLYMERS COMPANY:  THE `NEW' GEON

With the actions announced today, Geon launches its future as an international performance polymer and services company. Once the proposed resin joint venture is completed, Geon's annual revenues are estimated to be $1.2 billion. This figure includes the businesses to be acquired from OxyChem, as well as Geon's other recent acquisitions.


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With the transfer of financial obligations to the proposed resin joint venture and the receipt of cash and/or other assets, the new Geon will have a strong balance sheet to fuel its growth.

"As the largest vinyl compounder in the world and the leading U.S. producer of specialty dispersion resins, we have an excellent base on which to build," said Thomas A. Waltermire, president and chief operating officer. "We have shown that we are skilled at operating businesses of this type in which technology, service and cost management are paramount. We see many opportunities to apply our skills in a wider array of markets related to our core strengths. Our first goal is to double our size in the next few years."

As previously described, Geon will acquire OxyChem's operations at Burlington, N.J. They include a business producing transparent vinyl compounds primarily for packaging, and another business producing flexible vinyl film. Geon will also receive OxyChem's rigid vinyl compounding business, which is being relocated to Pasadena, Texas.

Under the proposed transaction, Geon and OxyChem also expect to form a second joint venture by combining their PVC powder, or dry-blend, compound businesses. This venture will be owned 90 percent by Geon and will include Geon's operations at Plaquemine, Louisiana, and Conroe, Texas, and OxyChem's facility at Pasadena.

The total revenues of OxyChem's compounding, including powder, and film businesses listed above are approximately $200 million.

With the inclusion of these new businesses, Geon's compound business will consume more than one billion pounds of PVC resin annually and another 200 million pounds of VCM for The Company's dispersion resin operations. While Geon will not obligated to purchase 100 percent of its requirements from the resin joint venture, it is worth noting that Geon's PVC resin consumption is equivalent to 24 percent of the joint venture's capacity, in line with Geon's proposed equity ownership position.

In less than a year, Geon has made substantial progress in building its performance polymer and services units. Focusing on its strong capabilities in polymer technology, manufacturing and supply chain management, Geon has added a number of closely related businesses and taken steps to position itself for further growth. Geon has:

- Grown its vinyl compound operation nearly 50 percent with the acquisition of Synergistics Industries Limited, which manufactures a broad line of plastic compounds and liquid plasticizers. In addition to vinyl compounds, Synergistics added important non-PVC products that fit well with Geon's market strengths.

- Created a separate unit for specialty dispersion resins, a value-added business that has been a strong contributor to earnings growth.




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-    Established an important platform for growth through the acquisition of
     Plast-O-Meric, Inc., North America's largest merchant formulator of vinyl plastisol compounds used in specialty coating applications.

- Added another complementary business with an agreement last month to acquire the Wilflex Ink Division of Flexible Products Company. Wilflex is the leading North American manufacturer and marketer of vinyl plastisol ink products used in textile printing and graphic arts.

- Formed Polymer Diagnostics, Inc., a wholly owned subsidiary to market Geon's analytical testing and problem-solving capabilities to clients in polymer sciences.

- Initiated a comprehensive strategy to build the compound business globally through acquisitions, joint ventures and new business startups. A key executive was named to head this effort.

"Driving all our actions is our commitment to a strategy for earnings growth," said Patient. "We have stated often that our goals are to establish Geon as a technology and service company with leadership in polymers, while continuing to strengthen our suspension resin business by lowering costs and increasing our raw material base. The steps announced today will accomplish just what we said, and we expect they will lead to greater earnings growth for our stockholders.

"As we look to the future, our purpose is to develop a much larger international business based on value-added products and services. Our advantages will be our people, technology, market knowledge and raw material sourcing position," said Patient. "We believe we have the capability and people talent to run this business well, and we are confident that we will reach our goals."

The Geon Company is a leading North American-based polymer technology and service company with operations in PVC compounds and other value-added products and services, as well as in PVC resins. Headquartered in Avon Lake, Ohio, The Geon Company and its subsidiaries employ more than 2,400 people and have 24 manufacturing plants in the United States, Canada, England and Australia, and joint ventures in the United States, Europe, Australia and Southeast Asia. Geon recorded revenues of $1.25 billion for the year ended December 31, 1997. Information on the Company's products and services, as well as news releases, EDGAR filings, Form 10-K, 10-Q, and more are available on the Internet at http://www.geon.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This press release contains statements concerning forward-looking information and trends affecting or relating to the Company and its industry, including, but not limited to, statements concerning the future development of the Company's business following completion of the proposed transactions with OxyChem, the future operations of the proposed joint venture entities, and the synergies expected to result therefrom, that are


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intended to qualify for the protections afforded "forward-looking statements"
under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements for a variety of factors including, but not limited to: (1) unanticipated changes in world, regional, or U.S. PVC consumption growth rates affecting the Company's markets; (2) unanticipated changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the PVC, VCM and chlor-alkali industries;
(3) fluctuations in raw material prices and supply, in particular fluctuations outside the normal range of industry cycles; (4) unanticipated delays in achieving or inability to achieve cost reduction and employee productivity goals; (5) unanticipated production outages; (6) the impact on the North American vinyl markets and supply/demand balance resulting from the economic situation in the Far East; (7) the ability to obtain financing at anticipated rates; (8) unanticipated expenditures required in conjunction with year 2000 compliance; (9) unanticipated delay in realizing, or inability to realize, expected costs savings from the proposed transaction; (10) unanticipated costs or difficulties related to completion of the proposed transaction or the operation of the joint venture entities; and (11) unanticipated delays in completing, or inability to complete, the proposed transactions.







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